UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2021

Bright Health Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40537	47-4991296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Norman Center Drive, Suite 1200

Minneapolis, MN 55437

(Address of Principal Executive Offices) (Zip Code)

(612) 238-1321

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2021, Bright Health Group, Inc.’s (the “Company”) ninth amended and restated certificate of incorporation (the “Charter”) became effective and the Company’s bylaws were also amended and restated (the “Bylaws”), each as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-256286), as amended (the “Registration Statement”). The Charter and the Bylaws are filed as exhibits to the Company's Registration Statement on Form S-8, filed on June 28, 2021, and are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively. The material terms of the Charter and the Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.4 and 3.5, respectively, to the Registration Statement.

Item 8.01	Other Events.

Completion of Initial Public Offering

On June 28, 2021, the Company completed an initial public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”). The Company sold 51,350,000 shares of Common Stock in the Offering at an initial public offering price of $18.00 per share. The Company received $880.7 million in net proceeds from the sale of its Common Stock in the Offering, after deducting underwriting discounts and offering expenses.

The Company will use a portion of the net proceeds from the Offering to repay $200.0 million outstanding borrowings under its revolving credit facility. The remainder of the net proceeds from the Offering will be used for working capital and other general corporate purposes, including continued investments in the growth of the Company’s business. The Company may also use a portion of the net proceeds from the Offering to acquire or invest in complementary businesses, products, services or technologies, including its proposed acquisition of 75% of the outstanding equity interests of Centrum Medical Holdings, LLC, as described in the Registration Statement.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. acted as lead book-running managers for the Offering and as representatives of the several underwriters.

Conversion of the Company’s Preferred Stock into Common Stock

On June 28, 2021, the Company issued 427,897,381 shares of Common Stock upon conversion (the “Conversion”) of all outstanding shares of its Series A Convertible Preferred Stock, par value $0.0001 per share, Series B Convertible Preferred Stock, par value $0.0001 per share, Series C Convertible Preferred Stock, par value $0.0001 per share, Series D Convertible Preferred Stock, par value $0.0001 per share, and Series E Convertible Preferred Stock, par value $0.0001 per share (collectively, the “Preferred Stock”), pursuant to its eighth amended and restated certificate of incorporation. Conversion of the Preferred Stock into shares of Common Stock occurred automatically immediately prior to the consummation of the Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Ninth Amended and Restated Certificate of Incorporation of Bright Health Group, Inc., dated as of June 28, 2021 (incorporated by reference to Exhibit 4.1 filed with the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2021)

3.2	Third Amended and Restated Bylaws of Bright Health Group, Inc., dated as of June 28, 2021 (incorporated by reference to Exhibit 4.2 filed with the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

By:	/s/ Keith Nelsen
Name:	Keith Nelsen
Title:	General Counsel and Corporate Secretary

Date: June 29, 2021